Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 17, 2021 by and among Nuvve Holding Corp., a Delaware corporation (the “Company”) and the undersigned purchasers (the “Purchasers”), for the issuance and sale by the Company to the Purchasers of up to 5,000,000 shares of common stock, par value $0.0001, of the Company (“Common Stock”).

RECITALS

WHEREAS, the Company and the Purchasers have entered into that certain Letter Agreement (the “Letter Agreement”), dated as of the date hereof, pursuant to which the Company and the Purchasers have committed to negotiate in good faith to form a joint venture for the purpose of (i) acquiring, owning, leasing, developing and managing electric buses, vehicles, transportation assets, and related vehicle-to-grid charging infrastructure and ancillary assets, in each case, that are provided to third parties that are utilizing financing, leasing or other similar arrangements in respect of such assets and (ii) participating in or otherwise providing equity, debt or other financing to any entity or other person engaged in the businesses described in the foregoing subsection (i);

WHEREAS, in connection with the foregoing, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, certain shares of Common Stock following the date hereof, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, contemporaneously with the execution of this Agreement, the Company issued the Series B, C, D, E and F warrants of the Company (the “Warrants”) to the Purchasers, which Warrants are exercisable for shares of Common Stock;

WHEREAS, contemporaneously with the execution of this Agreement, the Company entered into that certain Registration Rights Agreement with the Purchasers, pursuant to which the Company has agreed to provide certain registration and other rights for the benefit of the Purchasers in connection with the issuance of Common Stock pursuant to this Agreement and the Warrants (the “Registration Rights Agreement,” and together with this Agreement, the Letter Agreement, the Warrants and the other agreements and instruments contemplated hereby and thereby, the “Transaction Documents” ).

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Company and the Purchasers hereby agree as follows:

ARTICLE I
AGREEMENT TO SELL AND PURCHASE

Section 1.1 Election to Purchase Common Stock. Subject to the terms and conditions set forth in this Agreement, from time to time between November 13, 2021 until November 17, 2028 (the “Commitment Period”), each Purchaser may elect in writing (a “Purchase Election”) to cause the Company to issue and sell to such Purchaser up to the aggregate number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule I hereto (each such share, a “Commitment Share”). Notwithstanding anything to the contrary herein, each Purchaser shall have sole discretion to elect to purchase any or all of such Purchaser’s Commitment Shares during the Commitment Period. The aggregate cash purchase price to be paid by each Purchaser pursuant to any Purchase Election shall be equal to (x) $50.00 (the “Purchase Price”) multiplied by (y) the number of Commitment Shares to be issued to such Purchaser pursuant to such Purchase Election (the “Purchase Election Funding Amount”). Each such Purchase Election shall be (i) delivered to the Company not less than 3 days in advance of the proposed date on which such Purchaser is to purchase the Commitment Shares and (ii) shall state the number of Commitment Shares proposed to be purchased by such Purchaser. No Purchase Election shall be delivered to the Company that would provide for the purchase of a number of Commitment Shares that is less than 250,000 Commitment Shares unless all remaining unissued Commitment Shares are to be purchased pursuant to such Purchase Election. Each Purchase Election Funding Amount shall be paid by wire transfer of immediately available funds to an account designated to such Purchaser in writing by the Company pursuant to Section 8.12, which account shall be so designated not less than 2 days prior to the applicable Closing Date.

Section 1.2 Adjustments. In the event of any stock dividend, stock split, reverse stock split, reclassification, or similar change in the Common Stock of the Company after the date hereof (an “Adjustment Event”), the number of Commitment Shares issuable to the Purchasers hereunder and the Purchase Price shall be appropriately adjusted to reflect such Adjustment Event. Promptly after the announcement of any such Adjustment Event, the Company shall deliver to the Purchasers a certificate of an officer of the Company setting forth the calculations of such adjustments to be made pursuant to this Section 1.2; provided, that any such adjustments to be made pursuant to this Section 1.2 may not be made without the approval of the Purchasers.

Section 1.3 Closing. The consummation of each purchase of Commitment Shares contemplated by Section 1.1 (each, a “Closing”), shall, on the terms and subject to the conditions hereof, take place, unless otherwise mutually agreed to by the parties hereto, on the Business Day after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VI (other than such conditions which by their nature cannot be satisfied until the applicable Closing or are to be delivered at the applicable Closing, which shall be required to be so satisfied, waived or delivered at such Closing) (each such date, a “Closing Date”), at the offices of Kirkland & Ellis LLP in Houston, Texas, at 10:00 a.m., Houston, Texas time on each such Closing Date or at such other time and place as the parties may mutually agree. Notwithstanding the foregoing, the parties shall use their reasonable best efforts to effect each Closing no later than 3 days after a Purchaser delivers the Purchase Election to which such Closing relates.

Section 1.4 Consummation of Closing. The parties hereto agree that each Closing may occur via delivery of electronic copies of the closing deliverables and transaction documents contemplated hereby and thereby. All actions taken at each Closing shall be considered as having been taken simultaneously at such Closing and no such actions will be considered to be completed in connection with such Closing until all such actions have been completed.

Section 1.5 Limitation on Purchases. Notwithstanding anything herein to the contrary:

(a) The Company shall not issue any Commitment Shares upon a Purchase Election or otherwise pursuant to the terms of this Agreement, if the issuance of such shares of Common Stock and any shares of Common Stock issued pursuant to the Warrants would exceed the maximum number of shares of Common Stock which the Company may issue pursuant to the terms of this Agreement or upon exercise of the Warrants or otherwise pursuant to the terms of the Warrants without stockholder approval under the stockholder approval rules of Nasdaq (as defined below), including, without limitation, rules related to the aggregate of offerings under Nasdaq Listing Rules 5635(a) and 5635(d), unless the requisite stockholder approval has been obtained (“Nasdaq Stockholder Approval”) ; provided, that if the number of shares of Common Stock that may be issued under this Agreement and the Warrants would require Nasdaq Stockholder Approval and such Nasdaq Stockholder Approval has not been obtained (a “Reduction Event”), the number of shares of Common Stock that may be purchased by the Holders under this Agreement and the Warrants until such time that Nasdaq Stockholder Approval is obtained shall be reduced such that the number of shares of Common Stock issuable pursuant to the terms of this Agreement and upon exercise of the Warrants shall not exceed an aggregate of 3,729,622 shares of Common Stock (such number of shares, the “Stockholder Approval Threshold”). In the event of a Reduction Event, until such time that Nasdaq Stockholder Approval is obtained, the number of shares of Common Stock issuable pursuant to the terms of this Agreement and upon exercise of the Warrants shall be reduced in the following manner: (i) first, the number of shares of Common Stock issuable under this Agreement shall be reduced until the aggregate number of shares of Common Stock issuable under this Agreement and the Warrants equals the Stockholder Approval Threshold; and (ii) second, if the aggregate number of shares of Common Stock issuable under the Warrants exceeds the Stockholder Approval Threshold after giving effect to such reduction in clause (i), then the number of shares of Common Stock issuable upon exercise of the Warrants shall be reduced in accordance with the terms of the Warrants.

(b) The Company shall not issue any Commitment Shares upon a Purchase Election or otherwise pursuant to the terms of this Agreement, and any Purchase Election shall be null and void and treated as if never made, to the extent that after giving effect to such Purchase Election, a Purchaser together with its affiliates collectively would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion, except that the Maximum Percentage shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of Nasdaq for issuances of shares of Common Stock pursuant to the terms of this Agreement and upon exercise of the Warrants or otherwise pursuant to the terms of the Warrants in excess of such limitation. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Purchaser and its affiliates shall include the number of shares of Common Stock held by the Purchaser and its affiliates plus the number of shares of Common Stock issuable upon a Purchase Election with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) purchase of such Purchaser’s remaining Commitment Shares and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, the Warrants) beneficially owned by the Purchaser or its affiliates subject to a limitation on conversion or exercise analogous to the limitation contained in this Section. For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act (as defined below). For purposes of determining the number of outstanding shares of Common Stock a Purchaser may acquire pursuant to the terms of this Agreement without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or its transfer agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Purchase Election from a Purchaser at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Purchaser in writing of the number of shares of Common Stock then outstanding and, to the extent that such Purchase Election would otherwise cause the Purchaser’s beneficial ownership, as determined pursuant to this Section, to exceed the Maximum Percentage, the Purchaser must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Purchase Election. For any reason at any time, upon the written or oral request of a Purchaser, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Purchaser the number of shares of Common Stock then outstanding. In the event that the issuance of shares of Common Stock to a Purchaser upon a Purchase Election or otherwise pursuant to the terms of this Agreement results in a Purchaser and its affiliates being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock, the number of shares so issued in excess of the Maximum Percentage for the Purchaser and its affiliates (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and a Purchaser shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, any shares of Common Stock issuable pursuant to the terms of this Agreement in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Purchaser for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to make a Purchase Election pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor in interest to this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchasers as of the date hereof and at each Closing that the statements contained in this Article II are true and correct as of the date hereof and as of the applicable Closing (other than, in each case, representations and warranties made below as of a specific date, which shall be as of such date), except as may be disclosed in the Company Reports (as defined herein) (other than in the case of fraud or intentional misrepresentation or as set forth in any risk factor contained in the Company Reports) filed with or furnished to the Commission and publicly available prior to the date of this Agreement (or in the case of any Closing, prior to such Closing).

Section 2.1 Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority (a) to own and operate its properties and assets, to operate its business, and to enter into this Agreement and the other Transaction Documents to which it is a party and perform its obligations hereunder and thereunder, (b) to execute and deliver this Agreement and the other Transaction Documents to which it is a party and consummate the transactions contemplated hereby and thereby and (c) to issue, sell and deliver the Commitment Shares. The Company is duly qualified to do business and is in good standing in all jurisdictions wherein such qualification is necessary, except where failure so to qualify would not have a material adverse effect on the business, properties, operations, financial condition, prospects or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

Section 2.2 Transaction Documents. This Agreement and the other Transaction Documents to which the Company is a party have been duly and validly authorized by the Company (other than Nasdaq Stockholder Approval), and when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally (“Enforceability Exceptions”).

Section 2.3 Commitment Shares. The Commitment Shares, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will have the rights, preferences and privileges specified in the Company’s Organizational Documents, will not be issued in violation of any preemptive or similar rights and will, in the hands of each Purchaser, be free of any Encumbrances, other than restrictions on transfer pursuant to applicable securities laws.

Section 2.4 Non-Contravention. The execution and delivery by the Company of this Agreement and the other Transaction Documents and each other agreement and transaction contemplated hereby or thereby to which the Company and the Purchasers are a party, do not and will not (i) result in any violation of any terms of the Organizational Documents of the Company; (ii)  violate or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is bound or affected or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court or arbitrator or regulatory or government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision thereof (a “Governmental Body”) having jurisdiction over the Company or any of its properties or assets, except, in the case of subsections (ii) and (iii) above, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; provided, however, solely for this Section 2.4, the parties agree that, in the case of subsections (ii) and (iii) above, any such breach that results in the inability of the Purchasers to consummate the transactions contemplated by this Agreement and the Transaction Documents on the terms set forth herein and therein shall be deemed to have a Material Adverse Effect.

Section 2.5 Consents. No consent, approval, authorization, registration, qualification or order of, or filing with, any Governmental Body or any court is required for the execution, delivery, performance and consummation of the transactions contemplated by the Transaction Documents to which the Company is a party and the performance of the obligations thereunder and the issuance and sale of the Commitment Shares except for (i) the Nasdaq Stockholder Approval, (ii) consents, approvals, authorizations, registrations, qualifications, orders of or filings with the Commission (as defined below) in accordance with the requirements of the Registration Rights Agreement, the filing of any Form D with the Commission, and any other filings as may be required by the Securities Act, the Exchange Act or any state securities laws, (iii) as have been obtained or made and which are in full force and effect, and (iv) such consents, approvals, authorizations, registrations or qualifications which if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect.

Section 2.6 Capitalization. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. The Company has good title to all outstanding capital stock or equity interests of its subsidiaries, and all such capital stock or equity interests are duly issued, fully paid and non-assessable, to the extent applicable. Except as disclosed in the Company Reports (as defined below), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any shares of capital stock or other equity securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any equity securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as disclosed in the Company Reports, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

Section 2.7 Company Reports; Financial Statements.

(a) The Company has filed or furnished, as applicable, all forms, statements, certifications, reports, contracts and documents required to be filed or furnished by it with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”) since the later of March 19, 2021 or the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission (the “Annual Report,” and together with such forms, statements, certifications, reports and documents filed or furnished since the later of March 19, 2021 or the date of the Annual Report, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder, applicable to the Company Reports, other than in respect of the classification of the Company’s outstanding warrants. As of their respective dates (or, if amended, as of the date of such amendment), other than in respect of the classification of the Company’s outstanding warrants, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b) The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity included in the Company Reports of the Company were prepared in accordance with GAAP, and other than in respect of the classification of the Company’s outstanding warrants, fairly present in all material respects the financial positions and results of operations of the Company and its subsidiaries at the dates and for the periods indicated. Since date of the most recent balance sheet included in the Company Reports, (i) except as disclosed in the Company Reports, other than in respect of the classification of the Company’s outstanding warrants, there has been no change in the condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, that could reasonably be expected to individually or in the aggregate have a Material Adverse Effect and (ii) the Company and its subsidiaries have, in all material respects, conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary and usual course of such businesses except in each case as disclosed in the Company Reports or as contemplated by the Transaction Documents to which the Company or any of its subsidiaries is a party.

Section 2.8 Legal Proceedings.  Except as described in the Company Reports, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or its subsidiaries is a party or to which any property or asset of the Company and its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

Section 2.9 No Default. The Company is not in (i) violation of its Organizational Documents, (ii) violation of any statute, law, rule or regulation, or any judgment, order or decrees of any Governmental Body having jurisdiction over it or (iii) breach or default in the performance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties is subject (and no event which, with notice or lapse of time or both, would constitute a breach or default thereunder has occurred), which breach, default or violation, in the case of subsections (ii) and (iii) above, individually or in the aggregate, has had, or would, if continued, reasonably be expected to have, a Material Adverse Effect.

Section 2.10 Private Placement. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article III, the issuance and sale of the Commitment Shares by the Company to the Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof.

Section 2.11 No Integrated Offer. Neither the Company, nor to the Company’s knowledge, any of its affiliates or any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance of the Commitment Shares by the Company to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Commitment Shares under the Securities Act, or (ii) any applicable stockholder approval provisions of the Nasdaq Capital Market (“Nasdaq”).

Section 2.12 Listing Exchange. The Common Stock is registered under Section 12(b) of the Exchange Act and is listed on Nasdaq, and the Company has not received any written notification that the Commission is contemplating terminating such registration or listing. The Company has not, in the twelve (12) months preceding the later of the date hereof or the applicable Closing Date, received written notice from Nasdaq or any other stock market or exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of such market or exchange (or any other notice of delisting), and the Company has not taken (and, to the Company’s knowledge, no person has taken) any action designed to, or which to the Company’s knowledge, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as of the date hereof and at each Closing that the statements contained in this Article IV are true and correct as of the date hereof and as of the applicable Closing (other than, in each case, representations and warranties made below as of a specific date, which shall be as of such date); and, with respect to Evolve Transition Infrastructure LP only, except as may be disclosed in the Evolve Reports (as defined herein) (other than in the case of fraud or intentional misrepresentation or as set forth in any risk factor contained in the Evolve Reports) filed with or furnished to the Commission and publicly available prior to the date of this Agreement (or in the case of any Closing, prior to such Closing).

Section 3.1 Organization and Standing of the Purchasers. Each Purchaser is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

Section 3.2 Transaction Documents. This Agreement and the other Transaction Documents to which each Purchaser is a party have been duly and validly authorized by such Purchaser, and when executed and delivered by such Purchaser, will be a valid and binding obligation of such Purchaser enforceable in accordance with its terms, subject as to any Enforceability Exceptions.

Section 3.3 Non-Contravention. The execution and delivery by each Purchaser of this Agreement and the other Transaction Documents to which it is a party and each other agreement and transaction contemplated hereby or thereby to which the Company and such Purchaser are a party, do not and will not (i) result in any violation of any terms of the Organizational Documents of such Purchaser; (ii) violate or result in a breach by such Purchaser of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which such Purchaser is a party or by which such Purchaser or any of its properties or assets is bound or affected or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any Governmental Body having jurisdiction over such Purchaser or any of its properties or assets, except, in the case of subsections (ii) and (iii) above, as would not have a material adverse effect on the business, operations, or financial condition of such Purchaser and its subsidiaries, taken as a whole.

Section 3.4 Investment Experience. Each Purchaser has such knowledge and experience in financial and business affairs that such Purchaser is capable of evaluating the merits and risks of an investment in the Commitment Shares. Each Purchaser is an “accredited investor,” within the meaning of Rule 501 promulgated by the Commission under the Securities Act, and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Each Purchaser will acquire the Commitment Shares for its own account (or for the account of certain funds and/or accounts for which such Purchaser acts as investment advisor), for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder. Each Purchaser acknowledges that no representations, express or implied, are being made with respect to the Company or the Commitment Shares, other than those expressly set forth herein or in the Transaction Documents to which it is a party. In making its decision to invest in the Commitment Shares hereunder, each Purchaser has relied upon independent investigations made by such Purchaser and, to the extent believed by such Purchaser to be appropriate, such Purchaser’s representatives, including such Purchaser’s own professional, tax and other advisors. Each Purchaser and its representatives have been given the opportunity to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the investment in the Commitment Shares. Each Purchaser has reviewed, or has had the opportunity to review, all information it deems necessary and appropriate for such Purchaser to evaluate the financial risks inherent in an investment in the Commitment Shares. Each Purchaser understands that its investment in the Commitment Shares involves a high degree of risk and that no Governmental Body has passed on or made any recommendation or endorsement of the Commitment Shares.

Section 3.5 Restricted Securities. Each Purchaser has been advised by the Company that (i) the offer and sale of the Commitment Shares has not been registered under the Securities Act and (ii) the offer and sale of the Commitment Shares is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) under the Securities Act. Each Purchaser is familiar with Rule 144 promulgated by the Commission under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Section 3.6 Confidentiality. Other than consummating the transactions contemplated hereunder, no Purchaser has, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to enter into this Agreement. Other than to other persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

Section 3.7 Disqualification Events. None of the Purchasers is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act.

ARTICLE IV
CONDITIONS PRECEDENT TO EACH PURCHASER’S ELECTION

Each Purchaser’s election to purchase the Commitment Shares at any Closing is subject to the fulfillment of the following conditions (any or all of which may be waived by such Purchaser in its sole discretion):

Section 4.1 Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects on the applicable Closing Date (other than representations and warranties made as of a specific date, which shall be true and correct in all respects on such date).

Section 4.2 Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the applicable Closing.

Section 4.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the applicable Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

Section 4.4 No Actions. No action, suit or legal, administrative or arbitral proceeding or investigation (as “Action”) shall have been instituted (and be pending) by or before any Governmental Body to restrain or prohibit this Agreement or the consummation of the transactions contemplated by this Agreement or the other Transaction Documents. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction preventing consummation of this Agreement or the other Transaction Documents shall be in effect.

Section 4.5 Governmental Approvals. The parties shall have received all approvals and actions of or by Governmental Bodies which are necessary to consummate the transactions contemplated by the Transaction Documents.

Section 4.6 Issuance of Commitment Shares. The Commitment Shares shall have been issued to the applicable Purchaser in its name and in the amount set forth on the applicable Purchase Election.

Section 4.7 Listing. The Commitment Shares to be issued pursuant the applicable Purchase Election shall have been approved for listing on Nasdaq, subject to official notice of issuance.

Section 4.8 Registration Rights Agreement. The Registration Rights Agreement attached hereto as Exhibit A shall have been executed and delivered by the parties thereto and shall be in full force and effect.

Section 4.9 Officer’s Certificate. The applicable Purchaser shall have received a certificate, dated as of the applicable Closing Date, of an officer of the Company, certifying that that the representations and warranties of the Company in this Agreement are true and correct and that the conditions specified in Section 4.1 and 4.2 have been fulfilled.

ARTICLE V
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATION

The obligation of the Company to issue and sell the Commitment Shares at any Closing is subject to the fulfillment of the following conditions (any or all of which may be waived by the Company in its sole discretion):

Section 5.1 Representations and Warranties. Each of the representations and warranties of the applicable Purchaser set forth in this Agreement shall be true and correct in all respects on the applicable Closing Date (other than representations and warranties made as of a specific date, which shall be true and correct in all respects on such date).

Section 5.2 Performance; No Default. The applicable Purchaser shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by such Purchaser prior to or at the applicable Closing.

Section 5.3 No Actions. No Action shall have been instituted (and be pending) by or before any Governmental Body to restrain or prohibit this Agreement or the consummation of the transactions contemplated by this Agreement or the other Transaction Documents. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction preventing consummation of this Agreement shall be in effect.

Section 5.4 Purchase Price. The applicable Purchaser shall have paid the Purchase Election Funding Amount to the Company.

ARTICLE VI
CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES

Section 6.1 Legends. Each certificate issued at the Closing representing the Commitment Shares (or such book-entry thereof) shall be endorsed with a legend in substantially the form attached hereto as Exhibit B.

Section 6.2 Further Actions by Purchasers. Each Purchaser shall, at the written request of the Company delivered to such Purchaser, at any time and from time to time following each Closing execute and deliver to the Company all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out its obligations under this Agreement or the Transaction Documents to which such Purchaser is a party.

Section 6.3 Further Action by the Company. The Company shall, at the written request of any Purchaser delivered to the Company, at any time and from time to time following each Closing execute and deliver to the Purchasers all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out its obligations under this Agreement or the Transaction Documents to which the Company or any of its subsidiaries are a party.

Section 6.4 Reservation of Shares. The Company shall at all times reserve and keep available for issuance and delivery, free and clear of all liens, security interests, charges and other Encumbrances or restrictions on sale and free and clear of all preemptive rights, such number of its authorized but unissued shares of Common Stock or other securities of the Company as will from time to time be sufficient to permit the purchase of all Commitment Shares hereunder, and shall use reasonable best efforts to increase the authorized number of shares of Common Stock or other securities if at any time there shall be insufficient unissued shares of Common Stock or other securities to permit such reservation.

Section 6.5 Listing. The Company will use reasonable best efforts to effect and maintain the listing of the shares of Common Stock issuable hereunder on Nasdaq, including by timely filing all required notices and other documents relating to the listing of the Common Stock.

Section 6.6 Rule 144. For as long any Purchaser holds Commitment Shares, the Company will use reasonable best efforts to file all reports necessary to enable the undersigned to resell the Commitment Shares pursuant to Rule 144 of the Securities Act (when available to a Purchaser). In connection with any sale, assignment, transfer or other disposition of the Commitment Shares by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Commitment Shares held by such Purchaser become freely tradable, if requested by such Purchaser, the Company shall use reasonable best efforts to cause the Company’s transfer agent to remove any restrictive legends related to the book entry account holding such Commitment Shares (including, by obtaining an opinion of its counsel relating to such legend removal), and make a new, unlegended entry for such book entry Commitment Shares sold or disposed of without restrictive legends within two (2) trading days of any such request; provided, that the Company and the transfer agent have timely received from such Purchaser customary representations and other documentation reasonably acceptable to the transfer agent in connection therewith. Subject to receipt from a Purchaser by the Company and the transfer agent of customary representations and other documentation reasonably acceptable to the transfer agent in connection therewith, including, if required by the transfer agent, an opinion of the Company’s counsel, in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, such Purchaser may request that the Company shall remove any legend from the book-entry position evidencing its Commitment Shares following the earliest of such time as such Commitment Shares (i) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Commitment Shares. If restrictive legends are no longer required for such Commitment Shares pursuant to the foregoing, the Company shall, in accordance with the provisions of this section and within two (2) trading days of any request therefor from any Purchaser accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for such book entry Commitment Shares. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

Section 6.7 Change of Control.

(a) Notwithstanding anything to the contrary herein, immediately prior to the consummation of a Change of Control of the Company, each Purchaser shall have the right, in each Purchaser’s sole discretion, to (i) make a Purchase Election for all or any portion of the remaining Commitment Shares pursuant to the net share settlement procedures in Section 6.7(b) or (ii) require the Company to cause the surviving entity in such Change of Control (or if the Company is the surviving entity, but a subsidiary of a new parent entity, such new parent entity) to assume this Agreement and the Company’s obligations hereunder, subject to appropriate adjustments to be made to the number of Commitment Shares issuable hereunder and the applicable Purchase Price to reflect any exchange ratio or similar construct applicable in connection with such Change of Control.

(b) If a Purchaser makes a Purchase Election pursuant to Section 6.7(a)(i), such purchase will be settled on a cashless basis pursuant to which the Company will issue to such Purchaser a number of Commitment Shares equal to the result, rounded up to the nearest whole share, obtained by (i) subtracting B from A, (ii) dividing the result by A, and (iii) multiplying the difference by C as set forth in the following equation:

X = ((A - B)/A) × C

where:

X	=	the Commitment Shares issuable to such Purchaser pursuant to Section 6.7(a)(i).
A	=	the Market Value on the day immediately preceding the date on which such Purchaser delivers the applicable Purchase Election.
B	=	the Purchase Price.
C	=	the number of Commitment Shares elected to be purchased pursuant to the applicable Purchase Election.

(c) For purposes of this Section 6.4, “Change of Control” shall mean (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of a merger or consolidation, which is covered by subsection (ii) below, and for the avoidance of doubt, other than non-exclusive licenses of the Company’s intellectual property), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any person; (ii) the consummation of any transaction (including, without limitation, pursuant to a merger or consolidation), the result of which is that any person becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Company; provided, however, solely for purposes of this subsection (ii), a “person” shall include, in connection with a direct merger of a publicly traded entity with the Company, the shareholders of such publicly traded entity with whom the Company merges; or (iii) any event which constitutes a “Change of Control” under any indenture or similar agreement governing the outstanding (as of the date hereof) or future senior notes or debentures of the Company.

(d) For purposes of this Section 6.4, “Market Value” means the Average VWAP during a 10 consecutive trading day period ending on the trading day immediately prior to the date of determination. “Average VWAP” means the arithmetic average of the volume-weighted average price per share as displayed on Bloomberg page “NVVE <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the arithmetic average of the market value per share of Common Stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

Section 6.8 Tax Reporting. Each of the parties hereto agrees that the aggregate fair market value (on the date hereof) of each Purchaser’s right to elect to purchase the Commitment Shares is no more than the amount set forth on Schedule I hereto, except as otherwise agreed in good faith by the Purchasers and the Company. None of the parties hereto shall take any position or permit any of its affiliates to take any position (whether in connection with audits, tax returns or otherwise) that is inconsistent with such fair market value.

ARTICLE VII
INDEMNIFICATION

Section 7.1 Indemnification.

(a) Indemnification of the Purchasers. The Company agrees to indemnify and hold harmless each of the Purchasers and their respective affiliates, directors and officers, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any breach of its representations or covenants contained in this Agreement.

(b) Indemnification of the Company. Each Purchaser agrees to indemnify and hold harmless the Company and its directors and officers from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any breach of such Purchaser’s representations or covenants contained in this Agreement.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have reasonably concluded in writing that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and counsel to the Indemnified Party shall have reasonably concluded in writing that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for the Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Purchasers, their respective affiliates, directors and officers and any control persons of such Purchaser shall be designated in writing by the applicable Purchaser and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (1) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (2) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Exclusive Remedies. Except in the case of fraud, the remedies provided for in this Section 7.1 shall be the exclusive remedies for any claim arising out of an alleged breach of the representations and warranties contained herein, and the parties waive any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity for such breaches.

ARTICLE VIII
MISCELLANEOUS

Section 8.1 Survival. The representations and warranties of the Company and the Purchasers contained in this Agreement or in any certificate furnished hereunder shall survive each Closing for a period of twelve (12) months following the applicable Closing Date regardless of any investigation made by or on behalf of the Company or the Purchasers, except (a) the representations and warranties of the Company set forth in Section 2.1, 2.2, 2.3 and 2.4, shall survive indefinitely and (b) the representations and warranties of the Purchasers set forth in Section 3.1, 3.2 and 3.3 shall survive indefinitely. The covenants and other agreements in this Agreement shall survive until fully performed.

Section 8.2 Assignment. Each Purchaser may, in its sole discretion, convey, assign or otherwise transfer any of its rights under this Agreement (including, for the avoidance of doubt, the right to purchase Commitment Shares at the Purchase Price pursuant to Article I), provided that, in connection with the transfer, the transferee makes the representations and warranties set forth in Sections 3.4, 3.5 and 3.7. The Company shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of the Purchasers. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 8.3 Prior Agreements. The Transaction Documents constitute the entire agreement between the parties concerning the subject matter hereof or thereof and supersede any prior representations, understandings or agreements. There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein or therein.

Section 8.4 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement in any other jurisdiction.

Section 8.5 Governing Law; Jurisdiction. This Agreement shall in all respects be construed in accordance with the laws of the State of Delaware, without reference to its choice of law principles. All actions or proceedings arising out of or relating to this Agreement shall be brought in the courts of the State of New York sitting in New York City in the borough of Manhattan or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York located therein, and the parties shall submit to the exclusive jurisdiction of each such court in any such proceeding or action. Consistent with the preceding sentence, the parties hereto hereby irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

Section 8.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.7 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of, or affect the interpretation of, this Agreement.

Section 8.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile or email transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

Section 8.9 Waiver; Remedies. No delay on the part of any Purchaser or the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of a Purchaser or the Company of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party or any other party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

Section 8.10 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this agreement or to enforce specifically the performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 8.11 Amendment. This Agreement may be modified or amended, and any provision hereof may be waived, by and only by written agreement signed by the Company and the Purchasers representing a majority of the Commitment Shares; provided, however, that no such amendment or waiver shall disproportionately adversely affect the rights of any Purchaser hereunder without the consent of such Purchaser.

Section 8.12 Notice. Any notice or communication by the Company, on the one hand, or a Purchaser on the other hand, to the other is duly given if in writing (i) when delivered in person, (ii) when received when mailed by first class mail, postage prepaid, (iii) when received by overnight delivery by a nationally recognized courier service, or (iv) when receipt has been acknowledged when sent via email. In each case the notice or communication should be addressed as follows:

if to the Company:

Nuvve Holding Corp.
2468 Historic Decatur Road
San Diego, California, 92106
Attention: Gregory Poilasne and Stephen Moran

Email: gregory@nuvve.com, smoran@nuvve.com

with a copy to, which shall not constitute notice to the Company:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02110

Attention: Sahir Surmeli and Eric Macaux

Email: ssurmeli@mintz.com, ewmacaux@mintz.com

and

Graubard Miller

The Chrysler Building

405 Lexington Ave., 11th Floor

New York, NY 10174

Attention: Eric Schwartz

Email: eschwartz@graubard.com

if to the Purchasers (other than Evolve Transition Infrastructure LP):

Stonepeak Partners LP
55 Hudson Yards
550 W. 34th Street, 48th Floor
New York, New York 10001
Attention: Trent Kososki, William Demas and Adrienne Saunders
Email: kososki@stonepeakpartners.com; demas@stonepeakpartners.com;
LegalandCompliance@stonepeakpartners.com

with a copy to, which shall not constitute notice to the Purchasers:

Kirkland & Ellis LLP

609 Main St

Houston, TX 77002

Attention:	Julian J. Seiguer, P.C.

John D. Pitts, P.C.

Email:	julian.seiguer@kirkland.com john.pitts@kirkland.com

if to Evolve Transition Infrastructure LP:

Evolve Transition Infrastructure LP

1360 Post Oak Blvd
Suite 2400
Houston, TX 77056
Attention: Charles Ward
Email: cward@evolvetransition.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP
1000 Louisiana Street
Suite 5900
Houston, TX 77002

Attention:	Cliff Vrielink

George Vlahakos

Email:	cvrielink@sidley.com

gvlahakos@sidley.com

Each party by notice to the other party may designate additional or different addresses for subsequent notices or communications.

Section 8.13 Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in the states of New York or California; (c) “Encumbrance” means any lien, judgment, mortgage, deed of trust, security instrument, pledge, option or other preferential arrangement or other similar encumbrance; (d) “Evolve Reports” means such forms, statements, certifications, reports and documents filed or furnished by Evolve Transition Infrastructure LP with the Commission since the later of January 1, 2021 or the date of its most recently filed Annual Report on Form 10-K, including any amendments thereto (e) “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the applicable Closing Date; (f) the term “Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents; (g) the term “person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, unincorporated association, Governmental Body, or any other entity of whatever nature; and (h) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

Section 8.14 Interpretation. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders; an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; “or” is not exclusive; words in the singular include the plural, and words in the plural include the singular; “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation;” all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Agreement unless otherwise indicated; and references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

COMPANY:

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Name:	Gregory Poilasne
Title:	Chairman and Chief Executive Officer

PURCHASERS:

STONEPEAK ROCKET HOLDINGS LP

By:	Stonepeak Associates IV LLC, its general partner

By:	/s/ Jack Howell
Name:	Jack Howell
Title:	Senior Managing Director

EVOLVE TRANSITION INFRASTRUCTURE LP

By:	Evolve Transition Infrastructure GP LLC,
its general partner

By:	/s/ Gerald F. Willinger
Name:	Gerald F. Willinger
Title:	Chief Executive Officer

Signature Page to Securities Purchase Agreement

Schedule I

Purchaser Commitment Shares

[see attached]

Exhibit A

Registration Rights Agreement

[see attached]

Exhibit B

Restricted Securities Legend

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.